EXHIBIT 10.25

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) the type of information the Company treats as confidential.

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
1000		16,000	Each	$25,000.00	$400,000,000.00

CLINs 1000-1999 FFP
Engineering, Technical and Programmatic Support Services
*Each = # of FP Orders
The maximum amount shall be $400,000,000.
NOTE: The requirements in DFARS 252.211-7003, Item Identification and Valuation, are applicable for this line item. The contractor shall provide DoD unique identification or a DoD recognized unique identification equivalent.
FOB: Destination PSC CD: R425

				MAX NET AMT	$400,000,000.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
2000		16,000,000	Labor Hours	$281.25	$4,500,000,000.00 NTE

CLINs 2000-2999 CPFF
Engineering, Technical and Programmatic Support Services CPFF/CPIF/CPAF
The maximum amount shall be $4,500,000,000.
NOTE: The requirements in DFARS 252.211-7003, Item Identification and Valuation, are applicable for this line item. The contractor shall provide DoD unique identification or a DoD recognized unique identification equivalent.
FOB: Destination PSC CD: R425

				MAX COST	$4,166,666,666.67
				FIXED FEE	$333,333,333.33
		TOTAL MAX COST + FEE			$4,500,000,000.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
3000		1	Lot	UNDEFINED	$100,000,000.00 NTE

CLINs 3000-3999 COST
Other Direct Costs (ODCs), Travel, Miscellaneous Material
The maximum amount shall be $100,000,000.
NOTE: The requirements in DFARS 252.211-7003, Item Identification and Valuation, are applicable for this line item. The contractor shall provide DoD unique identification or a DoD recognized unique identification equivalent.
FOB: Destination PSC CD: R425

				MAX COST	$100,000,000.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
4000		1	Lot		NSP

CLINs 4000-4999 COST
Not Separately Priced (NSP) Items at the Task Order level such as, Contract Data Requirements List - In accordance with DD Form 1423-1; Contractor Acquired Property - In accordance with FAR 52.245-1
FOB: Destination PSC CD: R425

				MAX COST	UNDEFINED

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
5000		16,000	Each	$25,000.00	$400,000,000.00
EXERCISED OPTION	CLINs 5000-5999 FFP
	Engineering, Technical and Programmatic Support Services
	*Each = # of FP Orders
	The maximum amount shall be $400,000,000.
	NOTE: The requirements in DFARS 252.211-7003, Item Identification and
	Valuation, are applicable for this line item. The contractor shall provide DoD
	unique identification or a DoD recognized unique identification equivalent.
	FOB: Destination
	PSC CD: R425
				MAX NET AMT	$400,000,000.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
6000		16,000,000	Labor Hours	$281.25	$4,500,000,000.00 NTE
EXERCISED OPTION	CLINs 6000-6999 CPFF
	Engineering, Technical and Programmatic Support Services
	CPFF/CPIF/CPAF
	The maximum amount shall be $4,500,000,000.
	NOTE: The requirements in DFARS 252.211-7003, Item Identification and
	Valuation, are applicable for this line item. The contractor shall provide DoD
	unique identification or a DoD recognized unique identification equivalent.
	FOB: Destination
	PSC CD: R425
				MAX COST	$4,166,666,666.67
				FIXED FEE	$333,333,333.33
		TOTAL MAX COST + FEE			$4,500,000,000.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
7000		1	Lot	UNDEFINED	$100,000,000.00 NTE
EXERCISED OPTION
CLINs 7000-7999 COST
Other Direct Costs (ODCs), Travel, Miscellaneous Material
The maximum amount shall be $100,000,000.
NOTE: The requirements in DFARS 252.211-7003, Item Identification and Valuation, are applicable for this line item. The contractor shall provide DoD unique identification or a DoD recognized unique identification equivalent.
FOB: Destination PSC CD: R425

				MAX COST	$100,000,000.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
8000		1	Lot		NSP
EXERCISED OPTION	CLINs 8000-8999 COST
Not Separately Priced (NSP) Items at the Task Order level such as,
Contract Data Requirements List - In accordance with DD Form 1423-1;
Contractor Acquired Property - In accordance with FAR 52.245-1
FOB: Destination
PSC CD: R425
				MAX COST	UNDEFINED

CONTRACT MINIMUM/MAXIMUM QUANTITY AND CONTRACT VALUE

The minimum quantity and contract value for all orders issued against this contract shall not be less than the minimum quantity and contract value stated in the following table. The maximum quantity and contract value for all orders issued against this contract shall not exceed the maximum quantity and contract value stated in the following table.

MINIMUM QUANTITY	MINIMUM AMOUNT	MAXIMUM QUANTITY	MAXIMUM AMOUNT
1.00		1.00	$10,000,000,000.00

DELIVERY/TASK ORDER MINIMUM/MAXIMUM QUANTITY AND ORDER VALUE
The minimum quantity and order value for each Delivery/Task Order issued shall not be less than the minimum quantity and order value stated in the following table. The maximum quantity and order value for each Delivery/Task Order issued shall not exceed the maximum quantity and order value stated in the following table.

MINIMUM QUANTITY	MINIMUM AMOUNT	MAXIMUM QUANTITY	MAXIMUM AMOUNT
1.00		5,000.00

CLIN DELIVERY/TASK ORDER MINIMUM/MAXIMUM QUANTITY AND CLIN ORDER VALUE

The minimum quantity and order value for the given Delivery/Task Order issued for this CLIN shall not be less than the minimum quantity and order value stated in the following table. The maximum quantity and order value for the given Delivery/Task Order issued for this CLIN shall not exceed the maximum quantity and order value stated in the following table.

CLIN	MINIMUM QUANTITY	MINIMUM AMOUNT	MAXIMUM QUANTITY	MAXIMUM AMOUNT
1000		$		$
2000		$		$
3000		$		$
4000		$		$
5000		$		$
6000		$		$
7000		$		$
8000		$		$

SECTION B TEXT
Block 12: In accordance with 52.232-37 Multiple Payment Arrangements, the pay office is determined at the Task Order Level.

The clause entitled "LIMITATION OF COST" (FAR 52.232-20) or "LIMITATION OF FUNDS" (FAR 52.232-22), as
appropriate, shall apply separately and independently to each separately identified estimated cost.

CONTRACT MINIMUM OBLIGATION
The minimum obligation guarantee for any awarded SeaPort NxG Multiple Award Contract (MAC) is $500.00 for the life of the contract, including any options. This $500.00 minimum obligation guarantee will be placed in reserved on a corresponding Task Order. When the minimum obligation guarantee is satisfied through subsequent placement of a competitively awarded task order, the Government has the unilateral right to de-obligate this funding placed in reserve.
The contract holder may not invoice for this amount until the end of the contract period of performance, including any options and not without the written consent of the Contracting Officer. The contract holder must submit their invoice within ninety (90) days of the end of the contract period.

MAXIMUM RATES

A.Maximum Pass Through Rate – Applicable to all Task Orders Types

The pass through rate is defined as the cumulative amount of the two elements listed below divided by the price paid to the Subcontractor or the vendor:
1)Any and all prime Contractor indirect costs applied to the price paid to the Subcontractor including, but not limited to: overhead, material handling charges, subcontract handling, G&A, burdens and mark-ups; and

2)Any and all prime Contractor profit or fee* applied to the price paid to the Subcontractor.
*For purposes of this contract, “fee” means “target fee” in cost-plus-incentive-fee type contracts, “base fee” in cost-plus-award-fee type contracts, or “fixed fee” in cost-plus-fixed-fee type contracts.

The prime Contractor agrees that the maximum pass-through rate charged against any labor CLIN under this contract shall not exceed 8.0%.
For purposes of the maximum pass-through, any effort provided by a division, subsidiary or any other entity of the prime Contractor shall not be considered subcontracted effort and all fee/profit must be provided at the prime level subject to the limitations specified in this contract.
B.Maximum Profit/Fee Rate – Applicable to Cost Plus Fixed Fee CLINs Only

Contractor compliance with the maximum fee rate on CPFF CLINs is applicable at the time of task order award and is based on the ratio of fixed fee to the estimated cost. A proposed fee at the task order level that is higher than the maximum fee rate stated in the offeror’s base contract shall render the Contractor’s proposal unacceptable.
The Contractor agrees that the maximum fixed fee rate shall not exceed 8.0%.

Fee becomes a fixed dollar amount at the time of task order award and is subject to the provisions of the Level of Effort clause of the task order. The maximum fee rate being proposed at the task order level by the prime Contractor shall flow down to all Subcontractors/consultants included as part of your (the Prime) proposal. For example, if the prime proposes 5% fee, then their subcontractor’s fee shall not exceed 5%.

C.Other Direct Costs and Travel

No fee is allowed on Other Direct Costs or Travel. Indirect cost elements such as G&A and material handling may be applied to ODCs (including travel) but may not include fee.
D.Escalation

A maximum escalation rate is NOT established at the MAC level. The prime Contractor shall propose escalation in accordance with limits established at the Task Order level.

OPTION CLINs 5000 – 8000
These CLINs are ordering period option items to which the option clause in Section I applies. These are supplied only if the ordering period option is exercised. See Section C.13 for additional information regarding the MAC option period.

Section C - Descriptions and Specifications STATEMENT OF WORK
A.1.SCOPE

In response to Task Orders issued under this contract by the Naval Sea Systems Command, Naval Information Warfare Systems Command, Naval Supply Systems Command, Military Sealift Command, Naval Facilities Systems Command, Office of Naval Research, Naval Air Systems Command, Strategic Systems Programs, or the United States Marine Corps, the Contractor shall provide services that potentially span the entire spectrum of mission areas and technical capabilities supported by the Department of the Navy (DON) ordering activities. Services within the two categories and twenty-three functional area subcategories identified below may be performed under this contract for new and existing product areas, programs, or missions, which are assigned to these activities during the life of the contract.
Services to be provided under this contract are categorized into the following categories:

1.Engineering Services
2.Program Management Services
This contract, known as SeaPort Next Generation (SeaPort NxG), does not allow for the direct procurement of supplies or hardware. Any material or products ordered shall be incidental and in direct support of performed services (for example, small scale testing equipment, prototypes, or spares.)

A.2.APPLICABLE DOCUMENTS
Applicable military specifications and standards that are listed in the issue of the Department of Defense Index of Specifications and Standards (DODISS), and current on the date of contract award, plus applicable industry standards, or any other program documents may be specified within the individual Task Order solicitations and awards that will be issued for performing specific tasks under this indefinite delivery indefinite quantity contract.
A.3.REQUIREMENTS

The Contractor shall provide qualified personnel, materials, facilities, equipment, test instrumentation, data collection and analysis, hardware and software, and other services that will support the DON in the execution of their overall organizational functions and the specific missions of the individual activities and ordering offices. Categories to be supported under this contract are described in the sections below.

A.3.1.– Engineering Services

This category consists of supporting the application of engineering disciplines to technically support the research and development of new and existing Naval capabilities and systems, technically support development of significant alterations to existing systems, support integration and interface of existing equipment or software into different applications or platforms to support the warfighter, and support evaluation of foreign or non-developmental systems, equipment, and technologies. This category also includes all support required within the area of environmental engineering of U. S. Navy weapon systems and base related infrastructure. Functional areas that are included under the Engineering Services category include but are not limited to the following examples:
1.Engineering, System Engineering, and Safety and Process Engineering Support
2.Software Engineering, Development, Programming, and Network Support
3.In-Service Engineering, Fleet Introduction, Installation and Checkout and Provisioning Support
4.Measurement Facilities, Range, and Instrumentation Support
5.Interoperability, Test and Evaluation, Trials Support
6.Research and Development Support
7.Modeling, Simulation, Stimulation, and Analysis Support
8.Prototyping, Pre-Production, Model-Making, and Fabrication Support

9.System Design Documentation and Technical Data Support
10.Reliability, Maintainability, and Availability (OmRM&A) Support
11.Inactivation and Disposal Support
12.Biochemical Engineering Support

A.3.2.– Program Management Services

This category consists of applying the business, financial management, and technical disciplines required to support planning, organizing, staffing, controlling, and leading team efforts in managing acquisition programs such that the result places a capable and supportable system in the hands of the warfighter when and where it is needed, and does so at an affordable price. This category represents an integration of a complex system of differing but related functional disciplines that must work together to achieve program goals through development, production, deployment, operations, support, and disposal.
This category also consists of providing information system software analysis, requirements definition, design, development, test, modification, installation, implementation, quality assurance, training, and documentation to meet the evolving data storage and reporting needs of programs, analyze existing IT and IS databases, web sites, and IT applications and recommending new or improved interfaces and improved management tools that meet new requirements, or improve management effectiveness and efficiency. Performing maintenance and technical support for Local Area Networks (LAN) and Wide Area Networks (WAN) that are outside the cognizance of the Navy Marine Corps Intranet (NMCI). Modifying, implementing and maintaining web-based information systems and links. Developing web-site structure, prepare documentation for population, implement and maintain web sites.
Conduct IA analyses, develop, recommend, and implement, monitor, update, and maintain, IA practices, procedures, equipment, algorithms, and hardware that are outside the cognizance of NMCI. This category also provides systems engineering and technical support for establishment, test, upgrade, and operational support of systems, networks, workstations and support equipment hardware and software that are outside the cognizance of NMCI. Functional areas that are included under the Program Management Services category include but are not limited to the following examples:
1.Financial Analysis and Budget Support
2.Quality Assurance (QA) Support
3.Functional and Direct Programmatic Administrative Support
4.Professional Development and Training Support
5.Analytical and Organizational Assessment Support
6.Database Administrators
7.Public Affairs and Multimedia Support
8.Logistics Support
9.Configuration Management (CM) Support
10.Information System (IS) Development, Information Assurance (IA), and Information Technology (IT) Support
11.Computer Systems Analysts
A.4.SECURITY, DD254s, AND FACILITY/PERSONNEL CLEARANCES

Security requirements and Contract Security Classification Specifications (DD Form 254s) will be identified at the Task Order level. Work at the Task Order level may involve access to, handling of, and generation of classified material. The Contractor shall (1) be responsible for all security aspects of the work performed under this contract,
(2) assure compliance with all DoD and U.S. Navy specific regulations regarding security, and (3) assure compliance with any written instructions from the Security Officers of the activity issuing Task Orders under this contract. When applicable, a DD Form 254 will be prepared by the ordering activity and issued with the Task Order. If the work being performed under the Task Order would require access to Government Information Technology Systems, then an applicable clause will be included at the Task Order level.

A Facility Clearance is an administrative determination that a company is eligible for access to classified information; Personnel Clearances are for individuals. The National Industrial Security Program Operating Manual (NISPOM) 32 CFR § 117 governs the Facility Clearance process and procedures and requires that Contractors be sponsored by a Government Contracting Agency OR a cleared contractor AND have a legitimate need to have access to classified materials.    eCFR :: 32 CFR Part 117 -- National Industrial Security Program Operating Manual (NISPOM)
There is no work at the MAC level; therefore, the MAC Contracting Officer has no requirement upon which to base sponsorship for a facility clearance. A Facility Clearance is not a requirement to obtain a MAC, however, Task Orders placed under this IDIQ may require a facility clearance or personnel to maintain personal clearances. Sponsorship must be initiated by the Task Order Contracting Office OR by a cleared SeaPort Prime in the case of a subcontractor as performance requirements are held at the Task Order level, not the MAC level. Sponsorship can begin as soon as the Task Order Contracting Office has determined the contract awardee. Contractors can work with the Task Order Contracting Office or Local Deputy of Small Business on solicitation requirements that allow for clearances of Primes or subcontractors to be sponsored post award or to provide transition periods for clearances.
A.5.MERGERS, ACQUISITIONS, NOVATIONS, AND CHANGE-OF-NAME AGREEMENTS

In accordance with 41 U.S.C 6305, a party to whom the Federal Government gives a contract or order may not transfer the contract or order, or any interest in the contract or order, to another party. The Government may, when in its interest, recognize a third party as the successor in interest to a Government contract (FAR Subpart 42.1204(a)), when the third party’s interest arises out of the transfer of:

1.All the contractor’s assets;
2.The entire portion of the assets involved in performing the contract such as,
a.Sale of these assets with a provision for assuming liabilities;
b.Transfer of these assets incident to a merger or corporate consolidation; and
c.Incorporation of a proprietorship or partnership or formation of a partnership.

In these situations, the Contractor shall submit a novation request within five (5) business days to their cognizant Defense Contract Management Agency (DCMA) Contracting Officer for processing.
In the case of an acquisition whereby the transferor holds a SeaPort MAC but is not currently performing work on a Task Order under that MAC, the SeaPort Contracting Officer will not recognize a successor in interest. Such situations are not considered in the best interest of the Government as proper vetting and fair opportunity have not occurred. A novation must include the SeaPort NxG MAC and all task orders awarded under that MAC. SeaPort will not novate individual task orders separate from the SeaPort NxG MAC itself.

If a Contractor merges, is acquired, or recognizes a successor in interest (transferee) to Government contracts when Contractor assets are transferred; OR recognizes a change in a Contractor’s name; OR executes novation agreements and change-of-name agreements, then the Contractor must notify the SeaPort NxG MAC PCO and provide a copy of the novation or any other agreement that changes the status of the Contractor, including the new UEI/CAGE code numbers within thirty (30) days. The Contractor must also recertify its size status to the SeaPort MAC PCO within thirty (30) days of an approved contract novation. The Contractor may not submit Task Order proposals under the new company name until a Contract Modification has made the change effective.

The Contractor, either through its parent, affiliates, subsidiaries, business units, etc. is permitted to hold one SeaPort NxG MAC in total. The MAC is not a tangible item and may not be sold. If two or more MACs are acquired by a single SeaPort NxG awardee either via a merger or acquisition, the successor in interest will recognize only one existing SeaPort NxG MAC (See Section C.10.2). All Task Orders awarded under the acquired MAC shall be novated to the successor in interest (transferee) and the transferor’s MAC shall be terminated for convenience at no cost to the Government.

If a Contractor has legally changed its business name, “doing business as” name, or division name (whichever is shown on the contract), or has transferred the assets used in performing the contract, but has not completed the necessary requirements regarding novation and change-of-name agreements in FAR Subpart 42.12, then the Contractor shall provide the SeaPort MAC Contracting Officer, within five (5) business days, sufficient documentation to support the legally changed name with written notification of its intention to:

1.Change the name in the SAM database;
2.Comply with the requirements of Subpart 42.12; and
3.Agree in writing to the timeline and procedures specified by the responsible Contracting Officer.

Any change to the status of the SeaPort NxG awardee does not alleviate the contractual responsibilities including but not limited to:
•Complete documentation of previous Task Orders for purposes of audit;
•Assumption of all unresolved expired Task Orders that were not closed out;
•Acceptance of the previously negotiated acquired contract pricing;
•Approval of the minimum SeaPort NxG Small Business Subcontract socio-economic goals.
Request for novation modifications will not be processed within one hundred twenty (120) days of MAC option exercise dates.

A.6.GOVERNMENT-FURNISHED PROPERTY

During performance of task orders, both equipment or material used during performance may be considered GFP and subject to FAR 52.245-1, Government Property, FAR 52.245-9, Use and Charges, DFARS 252.245-7003, Contractor Property Management Systems Administration, 252.245-7005, Management and Reporting of Government Property and PGI 245.103-72.
Any Government furnished information, material, and equipment will be specified in the individual Task Orders and processed in accordance with PGI 245.103-72.
Government Furnished Property (GFP) is defined as property in the possession of or acquired by the Government and subsequently furnished to the Contractor for performance of a contract. It consists of both equipment and material (GFE & GFM) and includes items like spares and property furnished for repair, maintenance, overhaul, or modification. It can be items taken or requisitioned from Government inventory or purchased by the Government specifically to be provided on a contract.

Contractor Acquired Property (CAP) is property purchased or fabricated by a Contractor for use on a contract to which the Government has title but has not performed receipt and acceptance. CAP is usually generated on Cost Type contracts where the Government has title to property that is fabricated or purchased for use on the contract.
GFP also includes Contractor-acquired property if the Contractor-acquired property is a deliverable under a cost contract that has been accepted by the Government for continued use under that contract or a future contract

All Government furnished information is the property of the U.S. Government and shall not be transferred to any individual or agency public or private without the express written approval of the Task Order Contracting Officer.
A.7.PORTAL ACCESS AND CONTRACTOR RESPONSIBILITY REGARDING PORTAL ACCOUNTS

A.7.1.- General

The administration of this contract and all Task Order (TO) solicitations, proposal submissions, awards, and TO administration will entail the use of the SeaPort NxG web-based portal. Access to the portal shall be granted to MAC awardees and authorized account holders only. Account access shall be granted after successful c award of the MAC contract. A SeaPort NxG Vendor Concept of Operations (CONOPs) and Functional User Guide will be available after award via the “Help Link”. This document will provide detailed processes of portal and Task Order solicitation, award, and administration processes as well as specific information on portal access and security requirements.
Potential SeaPort MAC Prime vendors will be provided an opportunity to register for initial SeaPort NxG accounts only during the Rolling Admissions process. The requested information includes but may not be limited to, team member name, address, CAGE, UEI, POC name, POC email address, POC phone number, Business Size, and Socio-Economic designations. All information entered at the registration site shall be consistent with the MAC holder's information contained on their SAM registration (company name (including DBA name if used), physical address, CAGE and UEI codes, etc.) MAC holders shall also complete their initial teaming requests during the Rolling Admissions registration process. MAC holders will not be able view or submit proposals against any Task Order solicitation opportunities until registration is completed successfully and a MAC award is finalized.

A.7.2.- Consent
The Contractor agrees that use of the portal is to be considered authorization to allow the Contractor retained for the purpose of operating and maintaining the portal, currently Octo Consulting, and IBM Company, access to any data submitted (including cost and pricing data, data the Contractor might otherwise consider proprietary, personally identifiable information and data that meets the definition of “trade secret” as used in the context of 18 USC
1905). The consent to access that is to be inferred for the use of the portal shall also be granted by any Subcontractor or team member who makes direct submission of information to the Government. The Government shall consider submission of data via the portal to be consent to access only by the portal administration Contractor and Government personnel. The information is protected and restricted from disclosure.

A.7.3.- Electronic Signatures
The SeaPort Portal is accessible through the NAVSEA professional support services web site (www.seaport.navy.mil). SeaPort establishes a system of electronic signatures, transactions, contracts, and records in accordance with 27 CFR § 73.

Only authorized persons are permitted to engage in legally binding electronic activities, such as signing/submitting a proposal, and signing/awarding the Task Order. The SeaPort system requires user accounts having predetermined authority requirements (i.e., authority to legally bind the user's organization), and having username and password controls. Contractors shall only have access to the contractor side of the portal. The Contractor shall identify at least one employee, and alternate employees, having the authority to sign legally binding documents, including proposals, on behalf of the Contractor. Task Order Contracting Officers authorized to sign and award legally binding TO shall be identified.
The authorized user is required to confirm the intention to engage in any legally binding electronic action. The SeaPort Portal will display a notice that the user has requested a legally binding activity and shall require an affirmative/confirming response before the system will permit the requested action. The affirmative/confirming response serves as the electronic signature event.

Once the information related to a legally binding event is stored by the system, that information (i) cannot be altered or modified in any way by any user--including the authorized user who initiated and confirmed the action; and (ii) remains accessible and retrievable by the parties throughout the records retention period required by law.

A.7.4.– Browser Requirements
SeaPort NxG MAC awardees and their registered team members are advised to access the SeaPort NxG portal through the Google Chrome web browser for optimal utilization. It is also recommended that users do not have multiple web browsers open while accessing the SeaPort NxG portal.

A.7.5.- Portal Account Responsibility

It is the responsibility of the Contractor to maintain active account(s) in the SeaPort NxG portal to be able to receive all notices and modifications. Account holders are required to log in to the portal at least once every thirty (30) days or their accounts will become inactive. Inactive accounts do not receive notices from the portal including requests for information, solicitation release notices, award notices, bilateral modification notices and other communications. The portal is the sole method the Government utilizes to correspond with MAC holders so it is imperative that all the respective account holders maintain active accounts. Contractors are strongly advised to appoint more than one system administrator charged with the responsibility for activating individual accounts, deactivating accounts for individuals who have left the employ of the Contractor, moved to other positions/individuals no longer needing access. The SeaPort NxG helpdesk shall only be utilized for assistance in instances where the Contractor system administrator has left the position or employ of the Contractor. A Contractor’s system administrator can only be changed by the SeaPort NxG helpdesk. The SeaPort NxG helpdesk email address is: usn.ncr.comnavseasyscomdc.mbx.SeaPort-support@us.navy.mil

C.7.6 – Privacy Sensitive or Personally Identifiable Information (PII)
No Privacy Sensitive or Personally Identifiable Information (PII) may be stored within the SeaPort portal. The submission of PII shall not be required in solicitations, including PII contained in resumes, staffing plans, payroll screen shots (SSN, home address, etc.). All PII must be redacted prior to submittal. Solicitations shall advise contractors, both prime and subcontractors, that they shall not include any PII in their proposal submittal. If PII is inadvertently provided, it shall be properly redacted before uploading into the Government side of the portal.

A.8.TASK ORDER PROCESS

A.8.1.- General

One or more Task Orders (TOs) may be issued during the performance period of this contract. All Task Orders are competitively solicited in the SeaPort Portal. There is no direct ordering or sole source. The Contractor agrees to accept and perform orders issued by the Task Order Contracting Officer within the scope of this agreement. It is understood and agreed that the Government has no obligation to issue any orders except the minimum order.

In the event of any inconsistency between any Task Order and the contract, the contract shall control. In accordance with the Federal Acquisition Streamlining Act (FASA) and FAR 16.505(b), the Task Order Contracting Officer will give all awardees a "fair opportunity" to be considered for each order.
A.8.2.- Competitive Ordering Process

1.Pre solicitation and solicitation: All SeaPort Requests for Information (RFIs) or solicitations are issued through the SeaPort portal. All active MAC holders will receive notification of the posting of each proposed Task Order at the time a proposed Task Order is posted to the SeaPort Portal. All proposed Task Orders will incorporate all terms of the IDIQ contract unless otherwise specified in the proposed Task Order. In addition, the proposed Task Order will include:

a.All known information including Sections B through H of the Task Order (Line Items, statement of work or objectives, packaging and marking information, data rights, inspection and acceptance of the services, period of performance, security, Government property/information to be provided and other relevant information.)
b.The means and time for the MAC holders to respond expressing interest and providing appropriate information.
c.Specific instructions for the means of responding to the Task Order request, including but not limited to, oral interviews, reverse auctions, written responses summarizing technical and price approaches, submission of proposals, the selection criteria factors, the factors’ order of importance and other information deemed appropriate.
d.Any Set-Aside restrictions.
2.Restricted Competition: During the Fair Opportunity Process the Government may conduct unrestricted competition or elect to restrict competition for the following set-asides: Small Businesses, Service-Disabled Veteran Owned Small Businesses (SDVOSB), Women-Owned Small Businesses (WOSB), Small Disadvantaged Business (SDB) 8(a) Businesses, or HubZone Businesses. The Task Order solicitation will notify offerors of the restricted competition decision.

To be eligible as a Small Business, Service-Disabled Veteran Owned Small Business (SDVOSB), Women-Owned Small Business (WOSB), Small Disadvantaged Business (SDB) 8(a) Business, or HubZone Business during the competitive ordering process, the Offeror must have that status at the time of Task Order proposal submission. The basis for verification of the applicable status is the offeror's System for Award Management (SAM) certification under NAICS 541330 with the $47M exception for military and aerospace equipment and military weapons.
For Task Order solicitations with competition restricted for Small Business, Service-Disabled Veteran Owned Small Business (SDVOSB), Women-Owned Small Business (WOSB), Small Disadvantaged Business (SDB) 8(a) Business, or HubZone Business, the Prime Contractor will not pay more than 50 percent of the amount paid by the Government for contract performance to subcontractors that are not similarly situated entities. A similarly situated entity is defined as one with the same small business program status as the prime contractor that qualifies for the award (See FAR 52.219-14 Dev 2021-O0008).

3.Responses: Awardees will be provided an adequate time to prepare and submit responses based on the estimated dollar value and complexity of the proposed Task Order. The due date shall be set forth in each proposed Task Order. Responses will be streamlined and succinct to the extent practical based on the dollar value and complexity of the work. All proposals, including those offered by the Prime contractor and their subcontracts, shall be submitted exclusively through the SeaPort Portal. Responses will not be a proposal as defined in FAR 15, but only sufficient information to be considered in accordance with FAR 16.

4.Evaluation: The ordering activity issuing the solicitation will evaluate responses against selection criteria contained in the proposed Task Order. Individual Task Order selection criteria will be included in particular Task Order solicitation. The weight of factors (if applicable) will be identified in a Task Order solicitation. Upon completion of evaluations, the PCO will issue a Task Order to the awardee whose proposal is most advantageous to the Government under the selection criteria set forth in the Task Order. The Task Order Contracting Officer will notify the IDIQ holders of the selection decision.
5.Electronic Offer/Proposal: Submission of a proposal by an Offeror within the SeaPort portal constitutes the formal offer by the Offeror. In the event that the SeaPort system is not operational or accessible due to system outages outside of the Offeror’s control, the Offeror shall notify the Task Order Contracting Officer immediately, and no less than twenty-four (24) hours prior to the closing date and time of the solicitation. Offerors shall also contact the SeaPort NxG helpdesk to register a help ticket/notice that the portal is down or inoperable. If operational or accessibility issues continue, the Offeror may arrange with the Task Order Contracting Officer to make an alternative submission of its proposal, which must be received prior to the solicitation closing date and time. Scenarios considered within the Offeror’s control are, but not limited to password expiration, multiple open browsers, security timeouts, and failure to save and submit all required information prior to the closing time and date.

A.8.3.- Task Order Types
Each individual Task Order may be cost reimbursable, fixed price (FP), or any combination of the two. Neither Time and Material nor undefinitized orders are authorized under SeaPort. All Task Orders shall be issued electronically via the SeaPort Portal.
Task Orders issued shall be primarily for services. At no time shall Task Orders be solicited for material that exceeds 50% of the labor value.

A.8.4.- Unauthorized Work

The Contractor is not authorized to commence task performance prior to issuance of a signed Task Order or signed authorization from the Task Order Contracting Officer.
A.8.5.- Task Funding Restrictions

Task Orders shall either be funded at the time of award or awarded under the authority provided within Section I Clause 52.232-18, entitled, “Availability of Funds”.
A.8.6.– Task Order Ordering Period
A.8.7.

A.8.8.

Orders may be issued by any Contracting Officer from Naval Sea Systems Command, Naval Information Warfare Systems Command, Naval Supply Systems Command, Military Sealift Command, Naval Facilities Systems Command, Office of Naval Research, Naval Air Systems Command, Strategic Systems Programs, or the United States Marine Corps, from contract award through the end of the ordering period, specified in Section F. The period of performance for a Task Order can be up to 5 years. Any exception must be appropriately documented and approved by the Task Order Contracting Officer.
A.8.9.- Ombudsman Description.

SeaPort Ombudsman information can be found at 52.216-32 Task Order and Delivery Order Ombudsman located in full text in Section I.

In accordance FAR 16.505(a)(10)(i), no protest under subpart 33.1 is authorized in connection with the issuance or proposed issuance of an order under a task-order contract or delivery-order contract, except—

(A)A protest on the grounds that the order increases the scope, period, or maximum value of the contract;
or

(B)(1) For agencies other than DoD, NASA, and the Coast Guard, a protest of an order valued in excess of
$10 million ( 41 U.S.C. 4106(f)); or

(2) For DoD, NASA, or the Coast Guard, a protest of an order valued in excess of $25 million ( 10
U.S.C. 2304c(e)).
An Ombudsman is available to the Contractor to assist in the resolution of complaints arising under the issuance of any Task Order under this SeaPort NxG MAC. The primary responsibility of the Ombudsman is to ensure that all contractors are afforded a fair opportunity to be considered in the award of orders, consistent with the procedures in the contract, the Fair Opportunity procedures in FAR 16.505(b) and small business regulations. Additionally, the Ombudsman is established to assist in Alternative Dispute Resolution, by serving as a neutral third party to hear general concerns of contractors related to the SeaPort procurement process.

Before consulting with the Ombudsman, Contractors are encouraged to first address complaints with the Task Order Contracting Officer for resolution. Contractors shall be advised to submit the complaint in writing and at a minimum, Contractors should provide the Ombudsman with the solicitation number, the name of the Issuing Office and Task Order PCO, as well as a description of the complaint. If the complaint cannot be resolved with the Task Order PCO, the complaint will then be elevated to the cognizant Issuing Office Chief of Contracting. Should resolution not be achieved with the PCO or Issuing Office Chief of Contracting, then cognizance for resolution would reside with the Agency task Order Ombudsman.

Contractors shall file complaints with the cognizant Task Order Contracting Officer within 10 days from the issuance of the solicitation or Task Order award at issue in the complaint.
A.8.10.- Ordering Authority

All warranted Contracting Officers from the Naval Sea Systems Command, Naval Information Warfare Systems Command, Naval Supply Systems Command, Military Sealift Command, Naval Facilities Systems Command, Office of Naval Research, Naval Air Systems Command, Strategic Systems Programs, or the United States Marine Corps are authorized to place order under this IDIQ contract, using the electronic SeaPort portal.
A.8.11.– Service Contract Reporting

Services Contract Reporting (SCR) requirements may apply to Task Orders awarded under this MAC in accordance with FAR 52.204.14 Service Contract Reporting Requirements. The contractor shall report required SCR data fields using the SCR section of the System for Award Management (SAM) at https://sam.gov/SAM/.

Reporting inputs will be for the labor executed during the period of performance during each Government fiscal year (FY), which runs October 1 through September 30. While inputs may be reported any time during the FY, all data shall be reported no later than October 31 of each calendar year. Contractors may direct questions to the help desk, linked at https://sam.gov/SAM/.
A.9TEAMING AND SUBCONTRACTING

A.9.1.- Definitions
“Prime” contractor means that the Contractor has privity-of-contract with the Government for all contractual obligations under a mutually binding legal relationship with the Government. In other words, when the Government awards a contract to a contractor, the Contractor is considered the “Prime” contractor.

“Team member” is a term applied only at the MAC level. Team members are established for use in Task Order electronic proposal submissions. Team members are not legally binding; their inclusion at the MAC level is to set up electronic relationships for use as potential subcontractors in Task Order performance. Team members do not need to have a subcontract agreement with the Prime at time of Team member requests.

The term “Subcontractor” is when a Prime contractor awards a contract to another contractor. The term is applied at the Task Order level.
Team members and subcontractors do not have to hold a MAC contract in order to perform tasking under SeaPort orders. They must however, hold active registrations in SAM.

A.9.2.- Subcontracting Plan
Large Business Offerors must subcontract at least 20% of the total planned subcontracted dollars under the MAC (not per Task Order) to small businesses. The 20% subcontracted effort must be comprised of meaningful work under the statement of work within the Task Orders. In achieving the 20% requirement, the following specific minimum requirements must be met:

•5% of the total planned subcontracted dollars under the contract (not per Task Order) to Small Disadvantaged Businesses,
•5% of the total planned subcontracted dollars under the contract (not per Task Order) to Women- Owned Small Businesses,
•3% of the total planned subcontracted dollars under the contract (not per Task Order) to Hub- Zones,
•3% of the total planned subcontracted dollars under the contract (not per Task Order) to Service Disabled Veteran owned Small Business concerns

In accordance with FAR Part 19, Large Businesses are required to submit a subcontracting plan which contains the above goals.
Task Order solicitations may further require subcontracting requirements other than the mandated 20% at the MAC level.

A.9.3.- SeaPort Portal Subcontract Reporting:
All SeaPort Prime MAC holders (large and small businesses) are required to report actual subcontracting data twice per year for each Task Order in the SeaPort portal. When the reporting period opens – between April 1- May 15 and again between October 1 - November 15, Prime MAC holders will receive an emailed link that will provide access to the portal in order to input actual subcontract performance data. Actuals are required ONLY for the active task order that have a response status due.

In addition to reporting subcontracting data in the SeaPort portal, all Large Business Prime MAC holders are required to report subcontracting data semi-annually in the Electronic Subcontracting Reporting System (ESRS) for

periods ending March 31 and September 30. Reporting is required whether actual Task Orders awards have been received or not. The reporting in ESRS will take the place of the SF 294 and SF 295. For information on ESRS reporting, please go to https://www.esrs.gov/. Task Order subcontracting information is not reported individually in the ESRS.
Small business prime contractors are required to report actual subcontracting information in the SeaPort portal in order to ensure compliance with the requirement that small business prime contractors, or with similarly situated subcontractors, perform more than 50% of the effort under a small business set-aside procurement (Reference FAR 52.219-14).

Small business prime contractors are NOT required to enter information in ESRS.

SeaPort NxG MAC holders are also required to report annually, by October 31, at https://www.sam.gov, in accordance with DFARs 252.204-7023 (incorporated in full text in Section I herein).
A.10.AFFILIATES RULE

A.10.1- Definitions

“Affiliates” are business concerns that are affiliates of each other if, directly or indirectly, either one controls or has the power to control the other, or another concern controls or has the power to control both. Affiliates are encouraged to determine amongst themselves which entity will hold the MAC as the Prime for bidding purposes.
“Company” includes affiliates and business units as defined in FAR 2.101.
“Division” is a separate business unit of a company representing a specific business function.

“Subsidiary” means an entity in which more than 50 percent of the entity is owned directly by a parent corporation; or through another subsidiary of a parent corporation.

C.10.2. - One Prime Contract Per Company
The Contractor, either through its parent, affiliates, subsidiaries, business units, etc. is permitted to hold one SeaPort NxG MAC in total. This rule does not prevent an affiliated company from being able to participate in SeaPort NxG on opportunities for which they are eligible. Any proposal submitted in response to a Task Order solicitation should be submitted in the portal through the account of the Prime MAC holder and the proposal should clearly identify the affiliate as the prime. Contractors are cautioned that the Prime MAC holder is the authorized and binding authority in any Task Order award. All payment information and CPARS ratings will flow through the Prime MAC holders and although the affiliate may hold a different size status/representation, the size and representations of the Prime MAC holder is what governs.

Affiliates must decide who will be the NxG Prime MAC holder and all other affiliates would then become subcontractors to that Prime MAC holder, even in the case of the subcontractor/affiliate performing 100% of the work. A Prime MAC holder may novate their SeaPort NxG contract to an affiliate through their cognizant DCMA office; however, it must be novated in its entirety - the base MAC contract AND any awarded Task Orders. Upon novation, the SeaPort NxG MAC contract would then maintain the size status or socio-economic status of the official Prime MAC holder.
C.10.3 – Joint Ventures (JVs)

A Joint Venture and individual partners in the Joint Venture can only hold one SeaPort NxG MAC. If one partner of the Joint Venture holds a Prime MAC contract, then the Joint Venture entity cannot also hold a subsequent Prime MAC contract. Members of the Joint Venture must decide which – the Joint Venture or the individual partner - would be the Prime MAC holder.

Contractors are cautioned that if a Joint Venture holds a SeaPort NxG MAC and that Joint Venture relationship dissolves, the MAC does not automatically transfer to one of the remaining partners. A novation agreement must be processed through the cognizant DCMA office.
A.11.ROLLING ADMISSION

The Navy may periodically decide to expand the existing SeaPort Next Generation Multiple Award Contracts. This expansion would take place during the Rolling Admissions process.
The MAC Contracting Officer located at NSWC Dahlgren is responsible for conducting Rolling Admissions and SeaPort NxG MAC administration.

A.12CONTRACTOR SIZE STATUS
Size status of the MACs shall reflect either Small Business or other than Small Business (Large Business) under NAICS 541330 – with the $47M exception for military and aerospace equipment & military weapons. Contractors will certify their size status at the MAC award and will be required to recertify at the five-year Option renewal.

SeaPort NxG prime MAC holder must recertify their size statues when it merges with, or is bought by, another company. In such situations, the prime MAC holder must notify the MAC Contracting officer within five (5) business days.
Representations of Small Business, SDVOSB, WOSB, 8(a) and HUBZone shall be verified for award eligibility in set-asides at the Task Order level. SeaPort NxG prime MAC holders participating in the 8(a) program shall notify the MAC PCO upon graduation from the program as the MACs themselves were not specifically set-aside for 8(a) vendors. Upon notification, the MAC PCO will execute a modification to the MAC updating the prime MAC holders socio-economic designation.

A.13ORGANIZATIONAL CONFLICT OF INTEREST

(a)"Organizational Conflict of Interest" means that because of other activities or relationships with other persons, a person is unable or potentially unable to render impartial assistance or advice to the Government, or the person's objectivity in performing the contract work is or might be otherwise impaired, or a person has an unfair competitive advantage. "Person" as used herein includes Corporations, Partnerships, Joint Ventures, and other business enterprises.

(b)The Contractor warrants that to the best of its knowledge and belief, and except as otherwise set forth in the contract, the Contractor does not have any organizational conflict of interest(s) as defined in paragraph (a).

(c)It is recognized that the effort to be performed by the Contractor under this contract may create a potential organizational conflict of interest on the instant contract or on a future acquisition. In order to avoid this potential conflict of interest, and at the same time to avoid prejudicing the best interest of the Government, the right of the Contractor to participate in future procurement of equipment or services that are the subject of any work under this contract shall be limited as described below in accordance with the requirements of FAR 9.5.

(d)The contractor agrees that it shall not release, disclose, or use in any way that would permit or result in disclosure to any party outside the Government:
(1)any information provided to the Contractor by the Government during or as a result of performance of this contract. Such information includes, but is not limited to, information submitted to the Government on a confidential basis by other persons. Further, the prohibition against release of Government provided information extends to cover such information whether or not in its original form, e.g., where the information has been included in Contractor generated work or where it is discernible from materials incorporating or based upon such information. This prohibition shall not expire after a given period of time.
(2)

(3)any information generated or derived during or as a result of performance of this contract. This prohibition shall expire after a period of three years after completion of performance of this contract.
(e)The prohibitions contained in subparagraphs (d)(1) and (d)(2) shall apply with equal force to any affiliate of the Contractor, any subcontractor, consultant, or employee of the Contractor, any joint venture involving the Contractor, any entity into or with which it may merge or affiliate, or any successor or assign of the Contractor. The terms of paragraph (g) of this Special Contract Requirement relating to notification shall apply to any release of information in contravention of this paragraph (d).

(f)The Contractor further agrees that, during the performance of this contract and for a period of three years after completion of performance of this contract, the Contractor, any affiliate of the Contractor, any subcontractor, consultant, or employee of the Contractor, any joint venture involving the Contractor, any entity into or with which it may subsequently merge or affiliate, or any other successor or assign of the Contractor, shall not furnish to the United States Government, either as a prime contractor or as a subcontractor, or as a consultant to a prime contractor or subcontractor, any system, component or services which is the subject of the work to be performed under this contract. This exclusion does not apply to any recompetition for those systems, components or services furnished pursuant to this contract. As provided in FAR 9.505-2, if the Government procures the system, component, or services on the basis of work statements growing out of the effort performed under this contract, from a source other than the contractor, subcontractor, affiliate, or assign of either, during the course of performance of this contract or before the three year period following completion of this contract has lapsed, the Contractor may, with the authorization of the cognizant Contracting Officer, participate in a subsequent procurement for the same system, component, or service. In other words, the Contractor may be authorized to compete for procurement(s) for systems, components or services subsequent to an intervening procurement.

(g)The Contractor agrees that, if after award, it discovers an actual or potential organizational conflict of interest, it shall make immediate and full disclosure in writing to the Contracting Officer. The notification shall include a description of the actual or potential organizational conflict of interest, a description of the action which the Contractor has taken or proposes to take to avoid, mitigate, or neutralize the conflict, and any other relevant information that would assist the Contracting Officer in making a determination on this matter. Notwithstanding this notification, the Government may terminate the contract for the convenience of the Government if determined to be in the best interest of the Government.
(h)Notwithstanding paragraph (g) above, if the Contractor was aware, or should have been aware, of an organizational conflict of interest prior to the award of this contract or becomes, or should become, aware of an organizational conflict of interest after award of this contract and does not make an immediate and full disclosure in writing to the Contracting Officer, the Government may terminate this contract for default.

(i)If the Contractor takes any action prohibited by this requirement or fails to take action required by this requirement, the Government may terminate this contract for default.

(j)The Contracting Officer's decision as to the existence or nonexistence of an actual or potential organizational conflict of interest shall be final.
(k)Nothing in this requirement is intended to prohibit or preclude the Contractor from marketing or selling to the United States Government its product lines in existence on the effective date of this contract; nor, shall this requirement preclude the Contractor from participating in any research and development or delivering any design development model or prototype of any such equipment. Additionally, sale of catalog or standard commercial items are exempt from this requirement.

(l)The Contractor shall promptly notify the Contracting Officer, in writing, if it has been tasked to evaluate or advise the Government concerning its own products or activities or those of a competitor in order to ensure proper safeguards exist to guarantee objectivity and to protect the Government's interest.

(m)The Contractor shall include this requirement in subcontracts of any tier which involve access to information or situations/conditions covered by the preceding paragraphs, substituting "subcontractor" for "contractor" where appropriate.

(n)The rights and remedies described herein shall not be exclusive and are in addition to other rights and remedies provided by law or elsewhere included in this contract.

(o)Compliance with this requirement is a material requirement of this contract.

Section D - Packaging and Marking
SECTION D TEXT
Data - Line Item 4000 (and if option is exercised) 8000 - Data to be delivered by Integrated Digital Environment (IDE) or other electronic media shall be as specified in the task order. All unclassified data to be shipped shall be prepared for shipment in accordance with best commercial practice.

Classified reports, data, and documentation shall be prepared for shipment in accordance with National Industrial Security Program Operating Manual (NISPOM) See 32 CFR § 117.
NOTE: Component Clauses will be inserted at the task order solicitation level as appropriate.

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
1000	Destination	Government	Destination	Government
2000	Destination	Government	Destination	Government
3000	Destination	Government	Destination	Government
4000	N/A	N/A	N/A	N/A
5000	Destination	Government	Destination	Government
6000	Destination	Government	Destination	Government
7000	Destination	Government	Destination	Government
8000	N/A	N/A	N/A	N/A

CLAUSES INCORPORATED BY REFERENCE

52.246-2	Inspection Of Supplies--Fixed Price	AUG 1996
52.246-3	Inspection Of Supplies Cost-Reimbursement	MAY 2001
52.246-4	Inspection Of Services--Fixed Price
52.246-5	Inspection Of Services Cost-Reimbursement	APR 1984

SECTION E TEXT
NOTE: Component Clauses will be inserted at the task order solicitation level as appropriate.

Section F - Deliveries or Performance
CDRL DELIVERY
Data - Line Item 4000 (and if option is exercised 8000) - The data to be furnished hereunder shall be delivered prepaid to the destination(s) and at the dates and time(s) on the Contract Data Requirements List, DD Form 1423 (Exhibit A) and/or as identified in individual task order(s).

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	DODAAC / CAGE
1000	N/A	N/A	N/A	N/A
2000	N/A	N/A	N/A	N/A
3000	N/A	N/A	N/A	N/A
4000	N/A	N/A	N/A	N/A
5000	N/A	N/A	N/A	N/A
6000	N/A	N/A	N/A	N/A
7000	N/A	N/A	N/A	N/A
8000	N/A	N/A	N/A	N/A

CLAUSES INCORPORATED BY REFERENCE

52.242-15	Stop-Work Order	AUG 1989
52.247-34	F.O.B. Destination	NOV 1991

ORDERING PERIODS

The CLIN structure of all MAC contracts is as follows:

Pricing Type	CLINs
Firm Fixed Price	1000-1999 and, if option is exercised, 5000-5999
Cost type	2000-2999 and, if option is exercised, 6001-6999
Cost Only (ODCs)	3000 and, if option is exercised, 7000
Data Not Separately Priced	4000 and, if option is exercised, 8000

ORDERING PERIODS
The ordering periods for all MAC contract holders is as follows:

CLINs	ORDERING PERIOD
1000-4000	From Date of Award through 1 January 2024
5000-8000	From Date of Option through five years thereafter

CLINs 5000-8000 are ordering period option items that may be exercised in accordance with the option clause in Section I and the conditions set forth in Section C.13 of this contract. These CLINs are supplied only if the ordering period option is exercised.

PERIOD OF PERFORMANCE:

The Period of performance for CLINs under any given task order shall fall within the following ranges:

CLIN	Period of Performance
1000-1999	From Date of Award through five years thereafter
2000-2999	From Date of Award through five years thereafter
3000-3999	From Date of Award through five years thereafter
4000-4999	From Date of Award through five years thereafter
5000-5999	From Date of Option through five years thereafter
6000-6999	From Date of Option through five years thereafter
7000-7999	From Date of Option through five years thereafter
8000-8999	From Date of Option through five years thereafter

NOTE: Component text/provisions will be inserted at the task order solicitation level as appropriate.

Section G - Contract Administration Data NOTE
POINTS OF CONTACT

The Government points of contact for this contract are as follows:
SeaPort-Next Generation (NxG) Contracting Officer

Ms. Angela Pomeroy
SeaPort NxG Contracting Officer NSWC Dahlgren Division
17632 Dahlgren Road, Suite 157
Dahlgren VA 22448-5110
SEAPORT_EPCO@.navy.mil
Component Clauses will be inserted at the task order solicitation level as appropriate.

CLAUSES INCORPORATED BY REFERENCE

252.204-7006	Billing Instructions--Cost Vouchers	MAY 2023
252.232-7003	Electronic Submission of Payment Requests and Receiving Reports	DEC 2018

CLAUSES INCORPORATED BY FULL TEXT

252.232-7006 WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (JAN 2023)

(a)Definitions. As used in this clause—
“Department of Defense Activity Address Code (DoDAAC)” is a six position code that uniquely identifies a unit, activity, or organization.

“Document type” means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).
“Local processing office (LPO)” is the office responsible for payment certification when payment certification is done external to the entitlement system.

“Payment request” and “receiving report” are defined in the clause at 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.
(b)Electronic invoicing. The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation Supplement (DFARS) 252.232- 7003, Electronic Submission of Payment Requests and Receiving Reports.

(c)WAWF access. To access WAWF, the Contractor shall—
(1)Have a designated electronic business point of contact in the System for Award Management at https://www.sam.gov; and

(2)Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this web site.

(d)WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the “Web Based Training” link on the WAWF home page at https://wawf.eb.mil/.
(e)WAWF methods of document submission. Document submissions may be via web entry, Electronic Data Interchange, or File Transfer Protocol.

(f)WAWF payment instructions. The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order:
(1)Document type. The Contractor shall submit payment requests using the following document type(s):

To be inserted at Task Order Award
(i)For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.

(ii)For fixed price line items—

(A)That require shipment of a deliverable, submit the invoice and receiving report specified by the Contracting Officer.
To be inserted at Task Order Award

(Contracting Officer: Insert applicable invoice and receiving report document type(s) for fixed price line items that require shipment of a deliverable.)
(B)For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets the requirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer.
To be inserted at Task Order Award

(Contracting Officer: Insert either “Invoice 2in1” or the applicable invoice and receiving report document type(s) for fixed price line items for services.)
(iii)For customary progress payments based on costs incurred, submit a progress payment request.

(iv)For performance based payments, submit a performance based payment request.
(v)For commercial financing, submit a commercial financing request.

(2)Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in the contract.

To be inserted at Task Order Award
[Note: The Contractor may use a WAWF “combo” document type to create some combinations of invoice and receiving report in one step.]

(3)Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*

Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	To be inserted at Task Order Award
Issue By DoDAAC	To be inserted at Task Order Award
Admin DoDAAC**	To be inserted at Task Order Award
Inspect By DoDAAC	To be inserted at Task Order Award
Ship To Code	To be inserted at Task Order Award

Ship From Code	To be inserted at Task Order Award
Mark For Code	To be inserted at Task Order Award
Service Approver (DoDAAC)	To be inserted at Task Order Award
Service Acceptor (DoDAAC)	To be inserted at Task Order Award
Accept at Other DoDAAC	To be inserted at Task Order Award
LPO DoDAAC	To be inserted at Task Order Award
DCAA Auditor DoDAAC	To be inserted at Task Order Award
Other DoDAAC(s)	To be inserted at Task Order Award

(*Contracting Officer: Insert applicable DoDAAC information. If multiple ship to/acceptance locations apply, insert “See Schedule” or “Not applicable.”)

(**Contracting Officer: If the contract provides for progress payments or performance-based payments, insert the DoDAAC for the contract administration office assigned the functions under FAR 42.302(a)(13).)

(4)Payment request. The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.

(5)Receiving report. The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F.

To be inserted at Task Order Award

(g)WAWF point of contact.

(1)The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity’s WAWF point of contact.

To be inserted at Task Order Award

(Contracting Officer: Insert applicable information or “Not applicable.”)

(2)Contact the WAWF helpdesk at 866-618-5988, if assistance is needed. (End of clause)

Section H - Special Contract Requirements CLAUSES INCORPORATED BY REFERENCE

252.225-7001	Buy American And Balance Of Payments Program--Basic	JAN 2023
252.225-7002	Qualifying Country Sources As Subcontractors	MAR 2022
252.225-7012	Preference For Certain Domestic Commodities	APR 2022
252.245-7004 (Dev)	Reporting, Reutilization, and Disposal (DEVIATION 2022- O0006)	NOV 2021

NOTE
Component Clauses will be inserted at the task order solicitation level as appropriate.

Section I - Contract Clauses
CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUN 2020
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	MAY 2014
52.203-6	Restrictions On Subcontractor Sales To The Government	JUN 2020
52.203-7	Anti-Kickback Procedures	JUN 2020
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	MAY 2014
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	MAY 2014
52.203-11	Certification And Disclosure Regarding Payments To Influence Certain Federal Transactions	SEP 2007
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	JUN 2020
52.203-13	Contractor Code of Business Ethics and Conduct	NOV 2021
52.203-14	Display of Hotline Poster(s)	NOV 2021
52.203-16	Preventing Personal Conflicts of Interest	JUN 2020
52.203-19	Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements	JAN 2017
52.204-2	Security Requirements	MAR 2021
52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper	MAY 2011
52.204-7	System for Award Management	OCT 2018
52.204-9	Personal Identity Verification of Contractor Personnel	JAN 2011
52.204-10	Reporting Executive Compensation and First-Tier Subcontract Awards	JUN 2020
52.204-12	Unique Entity Identifier Maintenance	OCT 2016
52.204-13	System for Award Management Maintenance	OCT 2018
52.204-14	Service Contract Reporting Requirements	OCT 2016
52.204-19	Incorporation by Reference of Representations and Certifications.	DEC 2014
52.204-23	Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab Covered Entities	DEC 2023
52.204-24	Representation Regarding Certain Telecommunications and Video Surveillance Services or Equipment	NOV 2021
52.204-26	Covered Telecommunications Equipment or Services-- Representation.	OCT 2020
52.204-27	Prohibition on a ByteDance Covered Application	JUN 2023
52.209-2	Prohibition on Contracting with Inverted Domestic Corporations--Representation	NOV 2015
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	NOV 2021
52.209-7	Information Regarding Responsibility Matters	OCT 2018
52.209-9	Updates of Publicly Available Information Regarding Responsibility Matters	OCT 2018
52.209-10	Prohibition on Contracting With Inverted Domestic Corporations	NOV 2015
52.209-11	Representation by Corporations Regarding Delinquent Tax Liability or a Felony Conviction under any Federal Law	FEB 2016
52.209-13	Violation of Arms Control Treaties or Agreements -- Certification	NOV 2021

52.211-15	Defense Priority And Allocation Requirements	APR 2008
52.215-2	Audit and Records--Negotiation	JUN 2020
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.215-12	Subcontractor Certified Cost or Pricing Data	JUN 2020
52.215-13	Subcontractor Certified Cost or Pricing Data--Modifications	JUN 2020
52.215-14	Integrity of Unit Prices	NOV 2021
52.215-15	Pension Adjustments and Asset Reversions	OCT 2010
52.215-16	Facilities Capital Cost of Money	JUN 2003
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	JUL 2005
52.215-19	Notification of Ownership Changes	OCT 1997
52.215-22	Limitations on Pass-Through Charges--Identification of Subcontract Effort	OCT 2009
52.215-23	Limitations on Pass-Through Charges	JUN 2020
52.216-1	Type Of Contract	APR 1984
52.216-7	Allowable Cost And Payment	AUG 2018
52.216-8	Fixed Fee	JUN 2011
52.216-16	Incentive Price Revision-Firm Target	JAN 2022
52.216-17	Incentive Price Revision-Successive Targets	JAN 2022
52.216-18	Ordering	AUG 2020
52.216-19	Order Limitations	OCT 1995
52.219-1	Small Business Program Representations	SEP 2023
52.219-3	Notice of HUBZone Set-Aside or Sole-Source Award	OCT 2022
52.219-4	Notice of Price Evaluation Preference for HUBZone Small Business Concerns	OCT 2022
52.219-6	Notice Of Total Small Business Set-Aside	NOV 2020
52.219-7	Notice of Partial Small Business Set-Aside	NOV 2020
52.219-8	Utilization of Small Business Concerns	SEP 2023
52.219-9	Small Business Subcontracting Plan	SEP 2023
52.219-14 (Dev)	Limitations on Subcontracting (DEVIATION 2021-O0008)	FEB 2023
52.219-16	Liquidated Damages-Subcontracting Plan	SEP 2021
52.219-17	Section 8(a) Award	OCT 2019
52.219-18	Notification Of Competition Limited To Eligible 8(a) Participants	OCT 2022
52.219-27	Notice of Service-Disabled Veteran-Owned Small Business Set-Aside	OCT 2022
52.219-29	Notice of Set-Aside for, or Sole-Source Award to, Economically Disadvantaged Women-Owned Small Business Concerns	OCT 2022
52.219-30	Notice of Set-Aside for, or Sole-Source Award to, Women- Owned Small Business Concerns Eligible Under the Women- Owned Small Business Program	OCT 2022
52.222-1	Notice To The Government Of Labor Disputes	FEB 1997
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	APR 2015
52.222-26	Equal Opportunity	SEP 2016
52.222-35	Equal Opportunity for Veterans	JUN 2020
52.222-36	Equal Opportunity for Workers with Disabilities	JUN 2020
52.222-37	Employment Reports on Veterans	JUN 2020
52.222-38	Compliance With Veterans' Employment Reporting Requirements	FEB 2016
52.222-41	Service Contract Labor Standards	AUG 2018
52.222-42	Statement Of Equivalent Rates For Federal Hires	MAY 2014
52.222-43	Fair Labor Standards Act And Service Contract Labor Standards - Price Adjustment (Multiple Year And Option Contracts)	AUG 2018

52.222-50	Combating Trafficking in Persons	NOV 2021
52.222-54	Employment Eligibility Verification	MAY 2022
52.222-55	Minimum Wages for Contractor Workers Under Executive Order 14026	JAN 2022
52.222-62	Paid Sick Leave Under Executive Order 13706	JAN 2022
52.223-6	Drug-Free Workplace	MAY 2001
52.223-18	Encouraging Contractor Policies To Ban Text Messaging While Driving	JUN 2020
52.224-1	Privacy Act Notification	APR 1984
52.224-2	Privacy Act	APR 1984
52.225-8	Duty-Free Entry	OCT 2010
52.225-13	Restrictions on Certain Foreign Purchases	FEB 2021
52.225-25	Prohibition on Contracting with Entities Engaging in Certain Activities or Transactions Relating to Iran-- Representation and Certifications.	JUN 2020
52.226-1	Utilization Of Indian Organizations And Indian-Owned Economic Enterprises	JUN 2000
52.227-1	Authorization and Consent
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	JUN 2020
52.227-3	Patent Indemnity	APR 1984
52.227-10	Filing Of Patent Applications--Classified Subject Matter	DEC 2007
52.227-11	Patent Rights--Ownership By The Contractor	MAY 2014
52.227-13	Patent Rights--Ownership By The Government	DEC 2007
52.228-7	Insurance--Liability To Third Persons	MAR 1996
52.229-3	Federal, State And Local Taxes	FEB 2013
52.229-11	Tax on Certain Foreign Procurements--Notice and Representation	JUN 2020
52.230-2	Cost Accounting Standards	JUN 2020
52.230-3	Disclosure And Consistency Of Cost Accounting Practices	JUN 2020
52.230-6	Administration of Cost Accounting Standards	JUN 2010
52.232-1	Payments	APR 1984
52.232-8	Discounts For Prompt Payment	FEB 2002
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-11	Extras	APR 1984
52.232-17	Interest	MAY 2014
52.232-18	Availability Of Funds	APR 1984
52.232-20	Limitation Of Cost	APR 1984
52.232-22	Limitation Of Funds	APR 1984
52.232-23	Assignment Of Claims	MAY 2014
52.232-25	Prompt Payment	JAN 2017
52.232-32	Performance-Based Payments	APR 2012
52.232-33	Payment by Electronic Funds Transfer--System for Award Management	OCT 2018
52.232-37	Multiple Payment Arrangements	MAY 1999
52.232-39	Unenforceability of Unauthorized Obligations	JUN 2013
52.232-40	Providing Accelerated Payments to Small Business Subcontractors	MAR 2023
52.233-1	Disputes	MAY 2014
52.233-3	Protest After Award	AUG 1996
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.237-3	Continuity Of Services	JAN 1991
52.239-1	Privacy or Security Safeguards	AUG 1996
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	DEC 2022
52.242-3	Penalties for Unallowable Costs	DEC 2022

52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995
52.242-14	Suspension of Work	APR 1984
52.243-1	Changes--Fixed Price	AUG 1987
52.243-2	Changes--Cost-Reimbursement	AUG 1987
52.243-2 Alt I	Changes--Cost-Reimbursement (Aug 1987) - Alternate I	APR 1984
52.244-2	Subcontracts	JUN 2020
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Products and Commercial Services	DEC 2023
52.245-1	Government Property	SEP 2021
52.245-9	Use And Charges	APR 2012
52.246-25	Limitation Of Liability--Services	FEB 1997
52.248-1	Value Engineering	JUN 2020
52.249-2	Termination For Convenience Of The Government (Fixed- Price)	APR 2012
52.249-6	Termination (Cost Reimbursement)	MAY 2004
52.249-8	Default (Fixed-Price Supply & Service)	APR 1984
52.249-14	Excusable Delays	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.201-7000	Contracting Officer's Representative	DEC 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	SEP 2011
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense- Contract-Related Felonies	JAN 2023
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	DEC 2022
252.203-7003	Agency Office of the Inspector General	AUG 2019
252.203-7005	Representation Relating to Compensation of Former DoD Officials	SEP 2022
252.204-7000	Disclosure Of Information	OCT 2016
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7004	Antiterrorism Awareness Training for Contractors	JAN 2023
252.204-7009	Limitations on the Use or Disclosure of Third-Party Contractor Reported Cyber Incident Information	JAN 2023
252.204-7012	Safeguarding Covered Defense Information and Cyber Incident Reporting	JAN 2023
252.204-7014	Limitations on the Use or Disclosure of Information by Litigation Support Contractors	JAN 2023
252.204-7015	Notice of Authorized Disclosure of Information for Litigation Support	JAN 2023
252.204-7018	Prohibition on the Acquisition of Covered Defense Telecommunications Equipment or Services	JAN 2023
252.204-7019	Notice of NIST SP 800-171 DoD Assessment Requirements	NOV 2023
252.204-7020	NIST SP 800-171 DoD Assessment Requirements	NOV 2023
252.205-7000	Provision Of Information To Cooperative Agreement Holders	JUN 2023
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Country that is a State Sponsor of Terrorism	MAY 2019
252.211-7003	Item Unique Identification and Valuation	JAN 2023
252.215-7016	Notification to Offerors--Postaward Debriefings	DEC 2022
252.216-7010	Postaward Debriefings for Task Orders and Delivery Orders	DEC 2022
252.219-7003	Small Business Subcontracting Plan (DOD Contracts)	DEC 2019
252.219-7004	Small Business Subcontracting Plan (Test Program)	DEC 2022
252.219-7010	Notification of Competition Limited to Eligible 8(a) Participants -- Partnership Agreement	OCT 2019
252.222-7006	Restrictions on the Use of Mandatory Arbitration Agreements	JAN 2023

252.223-7004	Drug Free Work Force	SEP 1988
252.225-7003	Report of Intended Performance Outside the United States and Canada--Submission with Offer	OCT 2020
252.225-7004	Report of Intended Performance Outside the United States and Canada--Submission after Award	OCT 2020
252.225-7048	Export-Controlled Items	JUN 2013
252.225-7058	Postaward Disclosure of Employment of Individuals Who Work in the People's Republic of China	JAN 2023
252.226-7001	Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns	JAN 2023
252.227-7013	Rights in Technical Data--Other Than Commercial Products and Commercial Services	MAR 2023
252.227-7014	Rights in Other Than Commercial Computer Software and Other Than Commercial Computer Software Documentation	MAR 2023
252.227-7015	Technical Data--Commercial Products and Commercial Services	MAR 2023
252.227-7016	Rights in Bid or Proposal Information	JAN 2023
252.227-7019	Validation of Asserted Restrictions--Computer Software	JAN 2023
252.227-7025	Limitations on the Use or Disclosure of Government- Furnished Information Marked with Restrictive Legends	JAN 2023
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7030	Technical Data--Withholding Of Payment	MAR 2000
252.227-7037	Validation of Restrictive Markings on Technical Data	JAN 2023
252.227-7038	Patent Rights--Ownership by the Contractor (Large Business)	JUN 2012
252.227-7039	Patents--Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.232-7004	DOD Progress Payment Rates	OCT 2014
252.232-7010	Levies on Contract Payments	DEC 2006
252.237-7010	Prohibition on Interrogation of Detainees by Contractor Personnel	JAN 2023
252.239-7001	Information Assurance Contractor Training and Certification	JAN 2008
252.239-7010	Cloud Computing Services	JAN 2023
252.239-7017 (Dev)	Notice of Supply Chain Risk (DEVIATION 2018-O0020)	DEC 2022
252.239-7018	Supply Chain Risk	DEC 2022
252.242-7004	Material Management And Accounting System	MAY 2011
252.242-7005	Contractor Business Systems	FEB 2012
252.242-7006	Accounting System Administration	FEB 2012
252.243-7001	Pricing Of Contract Modifications	DEC 1991
252.243-7002	Requests for Equitable Adjustment	DEC 2022
252.244-7000	Subcontracts for Commercial Products or Commercial Services	NOV 2023
252.244-7001	Contractor Purchasing System Administration	MAY 2014
252.245-7003	Contractor Property Management System Administration	APR 2012
252.245-7004 (Dev)	Reporting, Reutilization, and Disposal (DEVIATION 2022- O0006)	NOV 2021
252.245-7005	Management and Reporting of Government Property	JAN 2024
252.246-7001	Warranty Of Data	MAR 2014
252.247-7023	Transportation of Supplies by Sea	JAN 2023

CLAUSES INCORPORATED BY FULL TEXT

52.204-25 PROHIBITION ON CONTRACTING FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (NOV 2021)

(a)Definitions. As used in this clause--
Backhaul means intermediate links between the core network, or backbone network, and the small subnetworks at the edge of the network (e.g., connecting cell phones/towers to the core telephone network). Backhaul can be wireless (e.g., microwave) or wired (e.g., fiber optic, coaxial cable, Ethernet).

Covered foreign country means The People's Republic of China. Covered telecommunications equipment or services means--
(1)Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities);

(2)For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities);

(3)Telecommunications or video surveillance services provided by such entities or using such equipment; or
(4)Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country.

Critical technology means--

(1)Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, Code of Federal Regulations;

(2)Items included on the Commerce Control List set forth in Supplement No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, Code of Federal Regulations, and controlled--
(i)Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or
(ii)For reasons relating to regional stability or surreptitious listening;

(3)Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, Code of Federal Regulations (relating to assistance to foreign atomic energy activities);
(4)Nuclear facilities, equipment, and material covered by part 110 of title 10, Code of Federal Regulations (relating to export and import of nuclear equipment and material);

(5)Select agents and toxins covered by part 331 of title 7, Code of Federal Regulations, part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or
(6)Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of 2018 (50 U.S.C. 4817).

Interconnection arrangements means arrangements governing the physical connection of two or more networks to allow the use of another's network to hand off traffic where it is ultimately delivered (e.g., connection of a customer of telephone provider A to a customer of telephone company B) or sharing data and other information resources.

Reasonable inquiry means an inquiry designed to uncover any information in the entity's possession about the identity of the producer or provider of covered telecommunications equipment or services used by the entity that excludes the need to include an internal or third-party audit.
Roaming means cellular communications services (e.g., voice, video, data) received from a visited network when unable to connect to the facilities of the home network either because signal coverage is too weak or because traffic is too high.

Substantial or essential component means any component necessary for the proper function or performance of a piece of equipment, system, or service.

(b)Prohibition.

(1)Section 889(a)(1)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing a contract to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Contractor is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104.

(2)Section 889(a)(1)(B) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2020, from entering into a contract, or extending or renewing a contract, with an entity that uses any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104. This prohibition applies to the use of covered telecommunications equipment or services, regardless of whether that use is in performance of work under a Federal contract.

(c)Exceptions. This clause does not prohibit contractors from providing--

(1)A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or
(2)Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles.

(d)Reporting requirement.
(1)In the event the Contractor identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during contract performance, or the Contractor is notified of such by a subcontractor at any tier or by any other source, the Contractor shall report the information in paragraph (d)(2) of this clause to the Contracting Officer, unless elsewhere in this contract are established procedures for reporting the information; in the case of the Department of Defense, the Contractor shall report to the website at https://dibnet.dod.mil. For indefinite delivery contracts, the Contractor shall report to the Contracting Officer for the indefinite delivery contract and the Contracting Officer(s) for any affected order or, in the case of the Department of Defense, identify both the indefinite delivery contract and any affected orders in the report provided at https://dibnet.dod.mil.
(2)The Contractor shall report the following information pursuant to paragraph (d)(1) of this clause:

(i)Within one business day from the date of such identification or notification: The contract number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.

(ii)Within 10 business days of submitting the information in paragraph (d)(2)(i) of this clause: Any further available information about mitigation actions undertaken or recommended. In addition, the Contractor shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services.

(e)Subcontracts. The Contractor shall insert the substance of this clause, including this paragraph (e) and excluding paragraph (b)(2), in all subcontracts and other contractual instruments, including subcontracts for the acquisition of commercial products or commercial services.
(End of clause)

52.216-22    INDEFINITE QUANTITY. (OCT 1995)

(a)This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

(b)Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the "maximum". The Government shall order at least the quantity of supplies or services designated in the Schedule as the "minimum".

(c)Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d)Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor's and Government's rights and obligations with respect to that order to the same extent as if the order were completed during the contract's effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after    [insert date].
(End of clause)

52.216-32 TASK-ORDER AND DELIVERY-ORDER OMBUDSMAN (SEPT 2019)

(a)In accordance with 41 U.S.C. 4106(g), the Agency has designated the following task-order and delivery-order Ombudsman for this contract. The Ombudsman must review complaints from the Contractor concerning all task- order and delivery-order actions for this contract and ensure the Contractor is afforded a fair opportunity for consideration in the award of orders, consistent with the procedures in the contract.

The Navy task and delivery order ombudsman is the Deputy Assistant Secretary of the Navy (Procurement), 1000 Navy Pentagon, Washington, DC 20350, phone (703) 614-9600, fax (703) 614-9394, and email NCAG@navy.mil.

(b)Consulting an ombudsman does not alter or postpone the timeline for any other process (e.g., protests).
(c)Before consulting with the Ombudsman, the Contractor is encouraged to first address complaints with the Contracting Officer for resolution. When requested by the Contractor, the Ombudsman may keep the identity of the concerned party or entity confidential, unless prohibited by law or agency procedure.

(End of clause)

52.217-8    OPTION TO EXTEND SERVICES (NOV 1999)
The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within To be Inserted at Task Order level (insert the period of time within which the Contracting Officer may exercise the option).

(End of clause)

52.219-28    POST-AWARD SMALL BUSINESS PROGRAM REREPRESENTATION (SEP 2023)

(a)Definitions. As used in this clause--

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern--

(1) Means a concern, including its affiliates, that is independently owned and operated, not dominant in its field of operation, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph
(d)of this clause.

(2) Affiliates, as used in this definition, means business concerns, one of whom directly or indirectly controls or has the power to control the others, or a third party or parties control or have the power to control the others. In determining whether affiliation exists, consideration is given to all appropriate factors including common ownership, common management, and contractual relationships. SBA determines affiliation based on the factors set forth at 13 CFR 121.103.

(b)If the Contractor represented that it was any of the small business concerns identified in 19.000(a)(3) prior to award of this contract, the Contractor shall rerepresent its size and socioeconomic status according to paragraph (f) of this clause or, if applicable, paragraph (h) of this clause, upon occurrence of any of the following:
(1)Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2)Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3)For long-term contracts--
(i)Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii)Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c)If the Contractor represented that it was any of the small business concerns identified in 19.000(a)(3) prior to award of this contract, the Contractor shall rerepresent its size and socioeconomic status according to paragraph (f) of this clause or, if applicable, paragraph (h) of this clause, when the Contracting Officer explicitly requires it for an order issued under a multiple-award contract.

(d)The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code(s) assigned to this contract. The small business size standard corresponding to this NAICS code(s) can be found at https://www.sba.gov/document/support--table-size-standards.

(e)The small business size standard for a Contractor providing an end item that it does not manufacture, process, or produce itself, for a contract other than a construction or service contract, is 500 employees, or 150 employees for information technology value-added resellers under NAICS code 541519, if the acquisition--
(1)Was set aside for small business and has a value above the simplified acquisition threshold;

(2)Used the HUBZone price evaluation preference regardless of dollar value, unless the Contractor waived the price evaluation preference; or
(3)Was an 8(a), HUBZone, service-disabled veteran-owned, economically disadvantaged women-owned, or women-owned small business set-aside or sole-source award regardless of dollar value.

(f)Except as provided in paragraph (h) of this clause, the Contractor shall make the representation(s) required by paragraph (b) and (c) of this clause by validating or updating all its representations in the Representations and Certifications section of the System for Award Management (SAM) and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause, or with its offer for an order (see paragraph (c) of this clause), that the data have been validated or updated, and provide the date of the validation or update.

(g)If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (f) or (h) of this clause.
(h)If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:

(1)The Contractor represents that it [    ] is, [    ] is not a small business concern under NAICS Code assigned to contract number    .

(2)[Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.] The Contractor represents that it [    ] is, [    ] is not, a small disadvantaged business concern as defined in 13 CFR 124.1001.
(3)[Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.] The Contractor represents that it [    ] is, [    ] is not a women-owned small business concern.

(4)Women-owned small business (WOSB) joint venture eligible under the WOSB Program. The Contractor represents that it [    ] is, [    ] is not a joint venture that complies with the requirements of 13 CFR 127.506(a) through (c). [The Contractor shall enter the name and unique entity identifier of each party to the joint venture:    .]
(5)Economically disadvantaged women-owned small business (EDWOSB) joint venture. The Contractor represents that it [    ] is, [    ] is not a joint venture that complies with the requirements of 13 CFR 127.506(a) through
(c). [The Contractor shall enter the name and unique entity identifier of each party to the joint venture:    .]

(6)[Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.] The Contractor represents that it [    ] is, [    ] is not a veteran-owned
small business concern.

(7)[Complete only if the Contractor represented itself as a veteran-owned small business concern in paragraph (h)(6) of this clause.] The Contractor represents that it [    ] is, [    ] is not a
service-disabled veteran-owned small business concern.
(8)[Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.] The Contractor represents that--

(i)It [    ] is, [    ] is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material changes in ownership and control, principal office, or HUBZone employee percentage have occurred since it was certified in accordance with 13 CFR part 126; and

(ii)It [    ] is, [    ] is not a HUBZone joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (h)(8)(i) of this clause is accurate for each HUBZone small business concern participating in the HUBZone joint venture. [The Contractor shall enter the names of each of the HUBZone small business concerns participating in the HUBZone joint venture:    .] Each HUBZone small business concern participating in the HUBZone joint venture shall submit a separate signed copy of the HUBZone representation.

[Contractor to sign and date and insert authorized signer's name and title.] (End of clause)

52.243-7    NOTIFICATION OF CHANGES (JAN 2017)
(a)Definitions.

"Contracting Officer," as used in this clause, does not include any representative of the Contracting Officer.
"Specifically authorized representative (SAR)," as used in this clause, means any person the Contracting Officer has so designated by written notice (a copy of which shall be provided to the Contractor) which shall refer to this subparagraph and shall be issued to the designated representative before the SAR exercises such authority.
(b)Notice. The primary purpose of this clause is to obtain prompt reporting of Government conduct that the Contractor considers to constitute a change to this contract. Except for changes identified as such in writing and signed by the Contracting Officer, the Contractor shall notify the Administrative Contracting Officer in writing, within to be inserted at task order level calendar days from the date that the Contractor identifies any Government conduct (including actions, inactions, and written or oral communications) that the Contractor regards as a change to the contract terms and conditions. On the basis of the most accurate information available to the Contractor, the notice shall state--
(1)The date, nature, and circumstances of the conduct regarded as a change;

(2)The name, function, and activity of each Government individual and Contractor official or employee involved in or knowledgeable about such conduct;
(3)The identification of any documents and the substance of any oral communication involved in such conduct;

(4)In the instance of alleged acceleration of scheduled performance or delivery, the basis upon which it arose;

(5)The particular elements of contract performance for which the Contractor may seek an equitable adjustment under this clause, including--
(i)What line items have been or may be affected by the alleged change;

(ii)What labor or materials or both have been or may be added, deleted, or wasted by the alleged change;
(iii)To the extent practicable, what delay and disruption in the manner and sequence of performance and effect on continued performance have been or may be caused by the alleged change;

(iv)What adjustments to contract price, delivery schedule, and other provisions affected by the alleged change are estimated; and
(6)The Contractor's estimate of the time by which the Government must respond to the Contractor's notice to minimize cost, delay or disruption of performance.

(c)Continued performance. Following submission of the notice required by (b) above, the Contractor shall diligently continue performance of this contract to the maximum extent possible in accordance with its terms and conditions as construed by the Contractor, unless the notice reports a direction of the Contracting Officer or a communication from a SAR of the Contracting Officer, in either of which events the Contractor shall continue performance; provided, however, that if the Contractor regards the direction or communication as a change as described in (b) above, notice shall be given in the manner provided. All directions, communications, interpretations, orders and similar actions of the SAR shall be reduced to writing and copies furnished to the Contractor and to the Contracting Officer. The Contracting Officer shall countermand any action which exceeds the authority of the SAR.
(d)Government response. The Contracting Officer shall promptly, within to be inserted at task order level calendar days after receipt of notice, respond to the notice in writing. In responding, the Contracting Officer shall either--

(1)Confirm that the conduct of which the Contractor gave notice constitutes a change and when necessary direct the mode of further performance;
(2) Countermand any communication regarded as a change;

(3)Deny that the conduct of which the Contractor gave notice constitutes a change and when necessary direct the mode of further performance; or
(4)In the event the Contractor's notice information is inadequate to make a decision under (1), (2), or (3) above, advise the Contractor what additional information is required, and establish the date by which it should be furnished and the date thereafter by which the Government will respond.

(e)Equitable adjustments.

(1)If the Contracting Officer confirms that Government conduct effected a change as alleged by the Contractor, and the conduct causes an increase or decrease in the Contractor's cost of, or the time required for, performance of any part of the work under this contract, whether changed or not changed by such conduct, an equitable adjustment shall be made--

(i)In the contract price or delivery schedule or both; and

(ii)In such other provisions of the contract as may be affected.
(2)The contract shall be modified in writing accordingly. In the case of drawings, designs or specifications which are defective and for which the Government is responsible, the equitable adjustment shall include the cost and time extension for delay reasonably incurred by the Contractor in attempting to comply with the defective drawings, designs or specifications before the Contractor identified, or reasonably should have identified, such defect. When the cost of property made obsolete or excess as a result of a change confirmed by the Contracting Officer under this clause is included in the equitable adjustment, the Contracting Officer shall have the right to prescribe the manner of disposition of the property. The equitable adjustment shall not include increased costs or time extensions for delay resulting from the Contractor's failure to provide notice or to continue performance as provided, respectively, in (b) and (c) above.

Note: The phrases “contract price” and “cost” wherever they appear in the clause, may be appropriately modified to apply to cost-reimbursement or incentive contracts, or to combinations thereof.
(End of clause)

52.252-2    CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):
http://www.acquisition.gov/far or http://farsite.hill.af.mil

(End of clause)

52.252-6    AUTHORIZED DEVIATIONS IN CLAUSES (NOV 2020)

(a)The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.
(b)The use in this solicitation or contract of any Defense Federal Acquisition Regulation Supplement (48 CFR Chapter 2) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

252.204-7023 REPORTING REQUIREMENTS FOR CONTRACTED SERVICES (JUL 2021)

(a)Definition. As used in this clause--
First-tier subcontract means a subcontract awarded directly by the contractor for the purpose of acquiring services for performance of a prime contract. It does not include the contractor's supplier agreements with vendors, such as long-term arrangements for materials or supplies or services that benefit multiple contracts and/or the costs of which are normally applied to a contractor's general and administrative expenses or indirect costs.

(b)The Contractor shall report annually, by October 31, at https://www.sam.gov, on the services performed under this contract or order, including any first-tier subcontracts, during the preceding Government fiscal year (October 1- September 30).
(c)The Contractor shall report the following information for the contract or order:

(1)The total dollar amount invoiced for services performed during the preceding Government fiscal year under the contract or order.
(2)The number of Contractor direct labor hours, to include first-tier subcontractor direct labor hours, as applicable, expended on the services performed under the contract or order during the previous Government fiscal year.

(d)The Government will review the Contractor's reported information for reasonableness and consistency with available contract information. In the event the Government believes that revisions to the Contractor's reported information are warranted, the Government will notify the Contractor. Upon notification, the Contractor shall revise the reported information or provide the Government with a supporting rationale for the information.

(End of clause)